Exhibit 10.1

AMENDMENTS TO EXECUTIVE EMPLOYMENT AGREEMENTS

On April 28, 2014, ARIAD Pharmaceuticals, Inc. (the “Company”) extended the term of the employment agreement of each of the following executive officers, as follows:

Term of Agreement Extended
Name and Title	From	To

David L. Berstein, Esq. Senior Vice President, General Counsel and Chief Intellectual Property Counsel, and Secretary	December 31, 2014	December 31, 2016

Daniel M. Bollag, Ph.D Senior Vice President, Regulatory Affairs and Quality	December 31, 2014	December 31, 2016

Maria E. Cantor Senior Vice President, Corporate Affairs and Human Resources	June 30, 2015	December 31, 2016

Timothy P. Clackson, Ph.D. President of Research and Development and Chief Scientific Officer	June 30, 2015	December 31, 2016

Martin J. Duvall Executive Vice President and Chief Commercial Officer	December 31, 2014	December 31, 2016

Edward M. Fitzgerald Executive Vice President, Chief Financial Officer and Treasurer	June 30, 2015	December 31, 2016

Frank G. Haluska, M.D., Ph.D. Senior Vice President, Clinical Research and Development and Chief Medical Officer	December 31, 2014	December 31, 2016

The term of employment for each officer is thereafter subject to automatic renewal for successive one-year terms absent notice to the contrary by either party, as provided in their employment agreements.

The terms of employment for each of Harvey J. Berger, M.D., Chairman and Chief Executive Officer, and Hugh M. Cole, Senior Vice President, Chief Business Officer, remain December 31, 2016, subject to automatic renewal as provided in their employment agreements.